SWK Holdings Corporation Announces Reauthorization of Share Repurchase Program and Provides Business Update on Coronavirus (COVID-19) Impact

SWK Holdings Expects to Report Adjusted Earnings for Fourth Quarter and Year End 2019 of $4.3 to $4.7 million and $21.0 to $21.4 million, respectively

SWK Holdings to Issue Full Fourth Quarter and Year End 2019 Financial Results on March 30, 2020 with Conference Call and Live Audio Webcast Scheduled for Tuesday, March 31, 2020, 10:00 a.m. ET

Dallas, TX, March 26, 2020 – SWK Holdings Corporation (Nasdaq: SWKH), a life sciences focused specialty finance company catering to small and mid-sized commercial-stage companies, today announced its preliminary revenue and non-GAAP adjusted net income for the fourth quarter and full year ended December 31, 2019. In addition, SWK Holdings provided an update regarding the evolving impact of the COVID-19 outbreak on the Company’s operations and the Company’s plans to repurchase its common stock.

SWK Holdings expects to report non-GAAP adjusted net income for the fourth quarter ended December 31, 2019 of $4.3 million to $4.7 million, or $0.33 to $0.36 per share, and $21.0 million to $21.4 million, or $1.63 and $1.66 per share for the full year ended December 31, 2019. These figures compare to year ago non-GAAP adjusted net income of $5.1 million, or $0.39 per share for the fourth quarter ended December 31, 2018 and $6.8 million, or $0.52 per share for the 2018 fiscal year.

The non-GAAP adjusted net income for fourth quarter 2019 was impacted by a credit loss provision expense of $1.6 million for a royalty asset due to reduced future sales expectations, and an operating loss at Enteris BioPharma, which SWK purchased in August 2019.

SWK Holdings expects to report consolidated revenue of $9.1 million to $9.6 million for the fourth quarter ended December 31, 2019, and $30.5 million to $31.0 million for the 2019 fiscal year. This compares favorably to revenue of $6.5 million for the fourth quarter ended December 31, 2018 and $26.0 million for the fiscal year 2018.

Chairman and Chief Executive Officer Winston Black commented, “Coronavirus or COVID-19 is an unprecedented global health crisis, impacting all aspects of society and business. SWK, like all businesses, is not immune, and we are actively taking measures to mitigate the impact of the situation as much as possible. To safeguard the wellbeing of our employees and their families, we have instituted a company-wide work-from-home policy and halted work-related travel. As a small company, and with the ability to work remotely and use teleconference and virtual meeting technology, SWK believes that its daily operations are insulated from the impact of the coronavirus outbreak.”

Mr. Black continued, “Given the far-reaching effect of the coronavirus situation on the healthcare sector and the companies that do business in it, SWK is vigilantly monitoring the impact of the outbreak on our portfolio companies. Since the outbreak began, we have been in regular contact with the individual management teams. Presently, we are pleased to report that, thus far, we believe our portfolio, like SWK, is holding firm against the challenges impacting the healthcare industry. We believe this is due to SWK’s focus on investing in small and mid-sized life sciences companies with strong intellectual property protecting commercial products that fill a demand within the healthcare system, such as DxTerity Diagnostics, which today announced the development of a COVID-19 diagnostic test, offered through an enterprise subscription testing service called KEEP AMERICA WORKING, demonstrating its ability to rapidly address critical healthcare problems. Additionally, a number of our portfolio companies have publicly disclosed successful capital and equity raises over the past 12 months, as we disclosed in our portfolio update provided in February.”

Mr. Black concluded, “Also in our favor, SWK remains well-capitalized, and we are actively identifying opportunities to put our capital to work to drive further growth and generate shareholder value. In response to the market dislocation of our stock price, the Board of Directors has authorized a stock repurchase program. We also anticipate that the unprecedented dislocation within the life sciences industry brought on by the coronavirus outbreak will create compelling investment opportunities given that many small to mid-sized healthcare companies with otherwise strong product offerings will be in the need of capital.”

Key Updates:

Share Repurchase Program

SWK today announced that its Board of Directors authorized the repurchase of up to an aggregate of $2.0 million of the Company’s Common Stock from time to time through a “10b5-1 trading plan” in compliance with Rule 10b-18 under the Securities Exchange Act of 1934. This program will expire on September 30, 2020 and replaces the program that expired on February 28, 2020.

Strong Liquidity Position and No Leverage

At this time, SWK has approximately $25 million in cash and an additional $5 million on our revolving credit facility should we need it to increase our cash position and preserve financial flexibility. Unlike business development companies (BDCs) and some investment funds, SWK’s balance sheet is not heavily leveraged.

Strong 2019 Financial Performance

SWK delivered strong financial results for the 2019 fiscal year. Despite fourth quarter fees and charges from the Enteris acquisition and a royalty write-down, non-GAAP adjusted net income rose significantly in 2019 on the strength of our specialty finance business. Consolidated revenue for 2019 is expected to climb between 17% and 19% from $26.0 million in fiscal 2018.

2

SWK will release its full corporate and financial results for the fourth quarter and year-end 2019 on Monday, March 30, 2020, with a conference call and live audio webcast to follow on Tuesday, March 31, 2020, at 10:00 a.m. ET.

Conference Call Information:

SWK Holdings will host a conference call and live audio webcast on Tuesday, March 31, 2020, at 10:00 a.m. ET, to discuss its corporate and financial results for the fourth quarter and year end 2019. Interested participants and investors may access the conference call by dialing either:

(877) 870-4263 (U.S.)

(412) 317-0790 (international)

An audio webcast will be accessible via the Investor Relations section of the Company’s website https://www.swkhold.com/. An archive of the webcast will remain available for 90 days beginning at approximately 11:30 a.m. ET, on March 31, 2020.

Preliminary Nature of Financial Results

SWK Holdings has not yet closed and finalized its financial statement review process for the fourth quarter and full year of 2019. As a result, the information in this release is preliminary and based upon information available to the Company as of the date of this release, and thus remains subject to the completion of the normal quarter-end accounting procedures and adjustments. During the course of the Company’s review process, items may be identified that would require the Company to make adjustments, which could result in changes to its preliminary selected financial information above. As a result, the preliminary selected financial information above is forward-looking information and subject to risks and uncertainties, including possible adjustments to such information, as further described above.

Non-GAAP Financial Measures

This release includes non-GAAP adjusted net income, which is not a metric that is compliant with generally accepted accounting principles in the United States (GAAP). This non-GAAP financial measure is adjusted for certain items (including (i) changes in the fair-market value of public equity-related assets and SWK’s warrant as mark-to-market changes are non-cash, (ii) income taxes as the Company has substantial net operating losses to offset against future income, and (iii) depreciation and amortization expenses, primarily associated with the Enteris acquisition) and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to our operations and financial condition. This metric should be considered in addition to, and not as a replacement for, the most comparable GAAP measure. The Company is unable to provide preliminary results for the comparable GAAP measure of non-GAAP adjusted net income for the fourth quarter and full-year 2019 results without unreasonable efforts because the exact amount of certain items added to the comparable GAAP measure to determine non-GAAP adjusted net income is not currently determinable until the closing procedures for the quarter and full-year 2019 are complete. Accordingly, the Company is unable to provide reconciliations from GAAP to non-GAAP for non-GAAP adjusted net income without unreasonable effort. It is important to note that the items that are added to the comparable GAAP measure to determine non-GAAP adjusted net income may be material to the Company’s fourth quarter and full-year 2019 results in accordance with GAAP.

3

About SWK Holdings Corporation
SWK Holdings Corporation is a specialty finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. SWK also owns Enteris Biopharma, whose core Peptelligence™ drug delivery technology creates oral formulations of peptide-based and BCS class II, III, and IV small molecules. With Enteris, SWK has the opportunity to grow its specialty finance business by actively building a wholly-owned portfolio of milestones and royalties through licensing activities. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor / Media Relations:

Maureen McEnroe, CFA / Jason Rando

Tiberend Strategic Advisors, Inc.

212.375.2664 / 212.375.2665

mmcenroe@tiberend.com / jrando@tiberend.com

# # #

4